Exhibit 2.4

October 31, 2011

Perma-Fix Environmental Services, Inc.
8302 Dunwoody Place, Suite 250
Atlanta, Georgia 30350
Attention: Dr. Louis F. Centofanti, Chairman,
President, and Chief Executive Officer

Homeland Security Capital Corporation
4601 North Fairfax Drive
Arlington, Virginia 22203
Attention: C. Thomas McMillen
Chief Executive Officer

Safety & Ecology Holdings Corporation
2800 Solway Road
Knoxville, Tennessee 37931
Attention: Christopher Leichtweis
Chief Executive Officer

Re:
Closing Net Working Capital Amount for purposes of the Stock Purchase Agreement, dated July 15, 2011 (the “Purchase Agreement”), by and among Perma-Fix Environmental Services, Inc. (“PESI”), Homeland Security Capital Corporation (“Parent”), and Safety & Ecology Holdings Corporation (the “Company”)

Gentlemen:

With reference to Sections 1.4 and 1.5 of the Purchase Agreement, attached to this letter are the following:

•	Estimated Closing Balance Sheet and the calculations of the Estimated Net Working Capital Amount, as Exhibit A; and

•	Closing Statement and the calculations of the Closing Net Working Capital Amount, as Exhibit B.

Unless otherwise defined in this letter, the capitalized terms in this letter shall have the meanings ascribed to them in the Purchase Agreement.

Section 1.5(a) provides that PESI shall prepare and deliver to Parent a Closing Statement reflecting the Net Working Capital Amount of the Company as of the Closing, or the Closing Net Working Capital Amount, within 75 days after the Closing.  Section 1.5(b) provides that Parent may dispute the Closing Net Working Capital Amount and the Closing Statement within 45 days after Parent’s receipt of the Closing Statement.  The Closing Statement has already been prepared and been delivered and the parties have therefore agreed to review and finalize the Closing Net Working Capital Amount, as reflected on the Closing Statement, contemporaneously with the Closing.

October 31, 2011

Based on the Estimated Net Working Capital Amount, as reflected on Exhibit A, and the Closing Net Working Capital Amount, as reflected on Exhibit B, the parties hereby agree that there is Final Net Working Capital Deficiency in the amount of $5,038,023, which amount shall be deducted at Closing from the Initial Cash Consideration payable by PESI to the Company, resulting in a reduction to the Purchase Price in the same amount (the “Purchase Price Adjustment”)

The parties further agree that the Purchase Price Adjustment pursuant to Sections 1.4 and 1.5 of the Purchase Agreement shall constitute the full and final settlement of any and all claims giving rise or related to such Purchase Price Adjustment pursuant to Sections 1.4 and 1.5, and after the Closing  neither PESI,  the Parent nor the Company shall  assert  or claim any further adjustments to the Purchase Price pursuant to Sections 1.4  or 1.5 of the Purchase Agreement.  The parties hereto agree that all of the assets of the Company and its consolidated subsidiaries, whether or not subject to the Purchase Price Adjustment as provided in Sections 1.4 or 1.5 and as set forth in Exhibits A and B attached hereto, shall be and shall remain the assets of the Company and its consolidated subsidiaries for all purposes and on or after the Closing neither the Parent nor any of the Parent subsidiaries shall have any rights, title or interest in and to such assets.

(Remainder of page intentionally left blank. Signature page(s) to follow.)

October 31, 2011

PERMA-FIX ENVIRONMENTAL SERVICES, INC., a Delaware corporation

By:	/s/ Ben Naccarato
Name:	Ben Naccarato
Title:	CFO

(“PESI”)

HOMELAND SECURITY CAPITAL CORPORATION, a Delaware corporation

By:	/s/ C. Thomas McMillen
Name:	C. Thomas McMillen
Title:	CEO

(“Parent”)

SAFETY & ECOLOGY HOLDINGS CORPORATION, a Nevada corporation

By:	/s/ Christopher P Leichtweis
Name:	Christopher P. Leichtweis
Title:	CEO/President

(the “Company”)

EXHIBIT A

ESTIMATED CLOSING BALANCE SHEET AND CALCULATION OF
ESTIMATED NET WORKING CAPITAL AMOUNT

Safety & Ecology Holdings Corporation
Working Capital Analysis

Projected
26-Oct
2011
Current Assets
Cash in Bank and Money Markets	$533,933
Billings in Excess of Earnings	3,247,438
Accounts Receivable - Trade	12,467,793
Accounts Receivable - Retainage	859,468
Allowance for Bad Debt	(370,513)
State Income Tax Receivable	326,495
Employee Receivables	202,050
Prepaid Expenses & Other Current Assets	784,608
Assets Held for Sale	-
Total Current Assets	$18,051,273

Current Liabilities
Accounts Payable - Trade	4,754,104
Costs in Excess of Billings	3,362,397
Accrued Compensation	1,403,537
Other Accrued Liabilities	23,103
Current Deferred State Income Taxes	14,190
LOC Payable	3,605,937
Current Portion STI Equip Note	-
Total Current Liabilities	$13,163,268

Net Working Capital (NWC)	$4,888,005

EXHIBIT B

CLOSING STATEMENT AND CALCULATION OF
CLOSING NET WORKING CAPITAL AMOUNT

Safety & Ecology Holdings Corporation
Working Capital Analysis

Projected
26-Oct
2011
Current Assets
Cash in Bank and Money Markets	$533,933
Billings in Excess of Earnings	3,247,438
Accounts Receivable - Trade	12,467,793
Accounts Receivable - Retainage	859,468
Allowance for Bad Debt	(370,513)
State Income Tax Receivable	326,495
Employee Receivables	202,050
Prepaid Expenses & Other Current Assets	784,608
Assets Held for Sale	-
Total Current Assets	$18,051,273

Current Liabilities
Accounts Payable - Trade	4,754,104
Costs in Excess of Billings	3,362,397
Accrued Compensation	1,403,537
Other Accrued Liabilities	23,103
Current Deferred State Income Taxes	14,190
LOC Payable	3,605,937
Current Portion STI Equip Note	-
Total Current Liabilities	$13,163,268

Net Working Capital (NWC)	$4,888,005